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                                                               EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the inclusion of our report dated December 4, 1998, except with respect to the matters discussed in
Note 17 as to which the date is July 28, 2000 included in this Form S-2 registration statement. It should be noted that we have not audited any financial statements of the company subsequent to October 25, 1998 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP
-------------------------

Houston, Texas

November 28, 2000